UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2024

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Wild Rose Lane
Elk City, Idaho 83525
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TSOI	OTC Markets

Item 8.01 Other Events – Letter to Shareholders and Interested Parties.

To All Shareholders and Interested Parties:

Primarily due to staleness, on or about March 12, 2024 Therapeutic Solutions International, Inc. (“TSOI” and/or the “Company”) withdrew its corporate action, the dividend distribution of certain shares of its partially owned subsidiary (44.56%), Campbell Neurosciences, Inc. (“CNSI”), that had been originally filed on or about March 27, 2023, and, deeming it in the best interest of the Company and TSOI Shareholders, and with the consent of a majority of the eligible voting shares (55.5%), caused to be filed a new corporate action with FINRA on or about May 3, 2024 to accomplish the desire to provide a loyalty award to TSOI shareholders that elect to accept, in the form of a dividend distribution of CNSI shares the Company beneficially owns. The following resolutions based on shareholder consents and approvals of the boards of both TSOI and CSNI were adopted:

IT IS RESOLVED, that it is in the best interest of the Company and its shareholders to refile the corporate action as soon as practicable to offer a loyalty dividend to TSOI shareholders in the form of up to Ten Million (10,000,000) shares of Campbell Neurosciences, Inc. (“CNSI”) beneficially owned by TSOI by issuing a prorated loyalty dividend to TSOI shareholders in CNSI at a ratio of 0.0022 shares of CNSI stock for each one (1) share owned in TSOI stock (10,000,000/4,458,184,291 = 0.002243065640016) as of April 30, 2024 (the “Dividend Offer”) on the record date of the action of May 15, 2024 (“Dividend Offer Date”), the Dividend Offer to remain open for Ninety (90) days from the Dividend Offer Date (on or about August 14, 2024), the initial corporate action filed on or about 3/27/2023 being withdrawn on or about 3/12/2024 principally due to staleness.

RESOLVED FURTHER, that the officers of the Company are hereby authorized to do and perform any and all such acts, including the filing of a Form 8-K regarding this corporate action, and execution and issuance of any and all documents, as said officers shall deem necessary or advisable, to carry out the purposes of the Company and its corporate action.

Interested Shareholders Take Note: Any and all correspondence will be mailed to shareholders of record by the Transfer Agent (“Distribution Agent”) if restricted shares, and/or the broker/dealer who holds shares where individual shareholders of record have deposited shares on record with the DTC, which will contain the details of the distribution and how to elect to accept the Dividend Offer for issuance in due course. A Shareholder’s Rights Agreement may be enclosed or will be provided at the time of issuance of the loyalty dividend in CNSI common stock and any associated transactional documents.

Please do not respond to the information in this Form 8-K until you have heard from either your broker/dealer, the Distribution Agent or the Issuer regarding the dividend.

Required forms and documents are filed with FINRA describing the identity of the parties and the Dividend Offer.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(99.1)	Minutes of Resolutions of the Board of Directors of Therapeutic Solutions International, Inc.
(99.2)	Minutes of Resolutions of the Board of Directors of Campbell Neurosciences, Inc.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2024

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Timothy Dixon	By:	/s/ Thomas Ichim
	Timothy Dixon		Thomas Ichim
	Chief Executive Officer, Director		Director